EXHIBIT 10-1

THIRD AMENDMENT TO THE MEAD CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  WHEREAS, The Mead Corporation ("Mead") heretofore established The Mead Corporation Section 4 Supplemental Executive Retirement Plan (the "Plan") and subsequently amended the Plan, and

  WHEREAS, Mead desires to further amend the Plan pursuant to the power reserved to Mead's Compensation Committee by Section 12 of the Plan;

  NOW THEREFORE, the Plan is hereby amended, effective as of January 25, 2002, as follows:

    1. Subsection 3.6 is revised to read as follows:

      3.6 Other Benefits. The term "Other Benefits" means, with respect to any Participant, the sum of:

        (a) 50 percent of the annual primary Social Security benefit payable (or, in the case of a Participant whose benefit is being determined prior to the date he attains age 62 years, estimated by the Plan Administrator, in his absolute discretion, to be payable) to the Participant at age 62;

        (b) the annual amounts (expressed as single life annuities) determined to be payable to the Participant under The Mead Retirement Plan, The Mead Corporation Section 415 Excess Benefit Plan and The Mead Corporation Excess Earnings Benefit Plan (the "Mead Plans"), but determined without taking into account the amount, if any, of the Participant's "Supplemental Benefit" (as that term is defined in the Mead Plans), as of his termination date, or such other determination date as is specifically provided with respect to a particular Plan Benefit and disregarding any reduction on account of a "qualified domestic relations order" (as defined in section 414(p) of the Code); and

        (c) the annual amount (expressed as a single life annuity) payable to the Participant from the employer-funded portion of any deferred, vested or lump sum benefit earned under a "Prior Retirement Plan" (that is, any defined benefit plan or similar primary retirement plan intended to meet the requirements of section 401(a) of the Code (including any governmental plan) maintained by any previous employer of the Participant) prior to age 55 and payable no earlier than 10 years prior to the date on which the Participant was employed by the Employers and Affiliates, but disregarding any reduction on account of a qualified domestic relations order.

EXECUTED at Dayton, Ohio this 25th day of January, 2002.

THE MEAD CORPORATION

By: /s/ A. ROBERT ROSENBERGER

Its: Vice President (Human Resources)

ATTEST:

/s/ PATRICIA C. NORRIS

Assistant Secretary